Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 40-F of Just Energy Group Inc. [the “Company”] of our audit report dated May 17, 2012 with respect to the consolidated financial statements of the Company as at March 31, 2012 and 2011, and April 1, 2010 and for the years ended March 31, 2012 and 2011 included herein.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
May 31, 2012.	Licensed Public Accountants

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